QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.2

May 2, 2005

Huntsman LLC
500 Huntsman Way
Salt Lake City, Utah 84108

  Re:
  Registration Statement on Form S-4 (File No. 333-124171)

Ladies and Gentlemen:

        Reference is made to the Registration Statement on Form S-4, File No. 333-124171 (the "Registration Statement") filed by Huntsman LLC, a Utah limited liability company (the "Company"), with the Securities and Exchange Commission (the "Commission") in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act") of (i) the offer and exchange by the Company (the "Exchange Offer") of $198,000,000 aggregate principal amount of its 11 1/2% Senior Notes due 2012 and $100,000,000 aggregate principal amount of its Senior Floating Rate Notes due 2011 (together, the "Initial Notes") for new series of notes bearing substantially identical terms and in like principal amounts (together, the "Exchange Notes") and (ii) the Guarantees dated June 22, 2004 (the "Guarantees") of certain subsidiaries of the Company listed in the Registration Statement as guarantors (the "Guarantors") of the Exchange Notes. The Initial Notes were issued, and the Exchange Notes will be issued, under an Indenture dated as of June 22, 2004 among the Company, the Guarantors and HSBC Bank USA, as Trustee (the "Indenture"). We have acted as special counsel for the Company with respect to certain legal matters of Huntsman International Services Corporation, a Texas corporation ("HISC"), and Huntsman Fuels, L.P., a Texas limited partnership ("Huntsman Fuels").

        We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Indenture, (iii) the Guarantees and (iv) such other corporate records, certificates, statutes and other instruments and documents as we have considered necessary or appropriate for purposes of the opinions hereafter expressed. In connection with this opinion, we have assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and the Exchange Notes will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement. We have further assumed that the Exchange Offer will be conducted on such terms and conditions as are set forth in the prospectus contained in the Registration Statement to which this opinion is filed as an exhibit.

        Based on the foregoing and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

          1.     HISC is validly existing as a corporation in good standing under the laws of the State of Texas.

          2.     Huntsman Fuels is validly existing as a limited partnership under the laws of the State of Texas.

          3.     The Indenture and the Guarantees have been duly authorized, executed and delivered by each of HISC and Huntsman Fuels.

          4.     HISC has the corporate power and authority to perform its obligations under the Indenture and the Guarantees.

          5.     Huntsman Fuels has the limited partnership power and authority to perform its obligations under the Indenture and the Guarantees.

        We are members of the bar of the State of Texas. The opinions expressed herein are limited exclusively to the laws of the State of Texas, and we express no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

        Stoel Rives LLP is authorized to rely upon the foregoing opinion in its capacity as legal counsel to the Company and in connection with the rendering of its opinion to the Company dated the date hereof as fully as if this opinion were addressed to it.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our firm name in the prospectus forming a part of the Registration Statement under the caption "Legal Matters." By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

                      Very truly yours,

                      /s/ Vinson & Elkins L.L.P.

                      Vinson & Elkins L.L.P.

QuickLinks

  Exhibit 5.2